Execution Version

COMMON UNIT PURCHASE AGREEMENT
BY AND BETWEEN

HOLLY ENERGY PARTNERS, L.P.

AND
THE PURCHASERS NAMED ON SCHEDULE A HERETO

Schedules and Exhibits

Schedule A    List of Purchasers and Commitment Amounts
Schedule 3.02    HEP Subsidiaries

Exhibit A    HEP Officer’s Certificate
Exhibit B    Opinion of HEP Counsel
Exhibit C    Registration Rights Agreement

COMMON UNIT PURCHASE AGREEMENT
COMMON UNIT PURCHASE AGREEMENT, dated as of January 25, 2018 (this “Agreement”), by and between HOLLY ENERGY PARTNERS, L.P., a Delaware limited partnership (“HEP”), and each of the Purchasers listed on Schedule A hereto (each a “Purchaser” and collectively, the “Purchasers).
WHEREAS, HEP desires to sell an aggregate of 3,700,000 Common Units to the Purchasers and the Purchasers desire to purchase an aggregate of 3,700,000 Common Units from HEP, in accordance with the provisions of this Agreement; and
WHEREAS, HEP has agreed to provide the Purchasers with certain registration rights with respect to the Common Units acquired pursuant to this Agreement.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I.
DEFINITIONS
Section 1.01    Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:
“Action” against a Person means any lawsuit, action, proceeding, investigation or complaint before any Governmental Authority, mediator or arbitrator.
“Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling”, “controlled by”, and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
“Basic Documents” means, collectively, this Agreement, the Registration Rights Agreement, and any and all other agreements or instruments executed and delivered by the Parties hereunder or thereunder, or any amendments, supplements, continuations or modifications thereto.
“Business Day” means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in Dallas, Texas.
“Closing” shall have the meaning specified in Section 2.03.
“Closing Date” shall have the meaning specified in Section 2.03.
“Commission” means the United States Securities and Exchange Commission.

“Common Unit Price” shall have the meaning specified in Section 2.02.
“Common Units” means HEP common units representing limited partner interests.
“Confidentiality Agreement” means the Confidentiality Agreement dated January 16, 2018 between HEP and Tortoise Capital Advisors, L.L.C.
“Credit Agreement” means that Third Amended and Restated Credit Agreement, dated as of July 27, 2017, among HEP, the various lenders party thereto, and the HEP Subsidiaries party thereto as guarantors and the financial institutions party thereto.
“Delaware LLC Act” shall have the meaning specified in Section 3.02(c).
“Delaware LP Act” shall have the meaning specified in Section 3.02(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.
“General Partner” means HEP Logistics Holdings, L.P., a Delaware limited partnership and the general partner of HEP.
“Governmental Authority” means, with respect to a particular Person, the country, state, county, city and political subdivisions in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, HEP, the HEP Subsidiaries or any of their Property or any of the Purchasers.
“GP LLC” means Holly Logistic Services, L.L.C., a Delaware limited liability company and the general partner of the General Partner.
“HEP” has the meaning set forth in the introductory paragraph.
“HEP Financial Statements” means the financial statement or statements described or referred to in Section 3.03.
“HEP Material Adverse Effect” means any material adverse effect on (a) the assets, liabilities, financial condition, business, operations or affairs of HEP and the HEP Subsidiaries, taken as a whole, measured against those assets, liabilities, financial condition, business, operations or affairs reflected in the HEP SEC Documents filed with the Commission prior to the date of this Agreement, (b) the ability of HEP and the HEP Subsidiaries, taken as a whole, to carry out their business as of the date of this Agreement or to meet their obligations under the Basic Documents on a timely basis, or (c) the ability of HEP to consummate the transactions under any Basic Document.
“HEP Parties” means HEP, the General Partner and GP LLC.
“HEP Related Parties” shall have the meaning specified in Section 7.02.
“HEP SEC Documents” shall have the meaning specified in Section 3.03.
“HEP Subsidiaries” shall have the meaning specified in Section 3.02(c).
“Indemnified Party” shall have the meaning specified in Section 7.03.
“Indemnifying Party” shall have the meaning specified in Section 7.03.
“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.
“NYSE” means The New York Stock Exchange.
“Parties” means HEP and the Purchasers.
“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of HEP, dated as of October 31, 2017.
“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“Purchase Price” shall have the meaning specified in Section 2.01.
“Purchased Units” means, with respect to a particular Purchaser, the number of Common Units set forth opposite such Purchaser’s name under the column titled “Purchased Units” set forth on Schedule A hereto.
“Purchaser Material Adverse Effect” means any material adverse effect on (a) the ability of a Purchaser to carry out its business as of the date of this Agreement or to meet its obligations under the Basic Documents on a timely basis or (b) the ability of a Purchaser to consummate the transactions under any Basic Document.
“Purchaser Related Parties” shall have the meaning specified in Section 7.01.
“Purchaser” and “Purchasers” have the meanings set forth in the introductory paragraph.

“Registration Rights Agreement” means the Registration Rights Agreement, substantially in the form attached to this Agreement as Exhibit C, to be entered into at the Closing, between HEP and the Purchasers.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“TRULPA” shall have the meaning specified in Section 3.02(c).
ARTICLE II.
SALE AND PURCHASE
Section 2.01    Sale and Purchase. Subject to the terms and conditions hereof, HEP hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees, severally and not jointly, to purchase from HEP, its Purchased Units, and each Purchaser agrees, severally and not jointly, to pay HEP the Common Unit Price for each of its Purchased Units as set forth in Section 2.02 below (the “Purchase Price”).
Section 2.02    Consideration. The amount per Common Unit each Purchaser will pay to HEP to purchase its Purchased Units (the “Common Unit Price”) shall be $29.73.
Section 2.03    Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Units hereunder (the “Closing”) shall take place at the offices of Vinson & Elkins L.L.P., 2001 Ross Avenue, Suite 3700, Dallas, Texas 75201, or such other location as mutually agreed by the parties, on February 6, 2018 (the date of such closing, the “Closing Date”). The parties agree that the Closing may occur via delivery of facsimiles or photocopies of the Basic Documents and the closing deliverables contemplated hereby and thereby. Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken or documents executed or delivered until all have been taken, executed or delivered.
Section 2.04    Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Basic Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Basic Document. The failure or waiver of performance under any Basic Document by any Purchaser does not excuse performance by any other Purchaser. Nothing contained herein or in any other Basic Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Basic Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this agreement or out of the other Basic Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF HOLLY ENERGY PARTNERS, L.P.
HEP represents and warrants to the Purchasers as follows:
Section 3.01    Corporate Existence. HEP:  (i) is a limited partnership duly formed, legally existing and in good standing under the laws of the State of Delaware;  (ii) has all requisite partnership power and authority, and has all material governmental licenses, permits, authorizations, consents and approvals, necessary to own its assets and carry on its business as its business is now being conducted as described in HEP’s Annual Report on Form 10-K for the year ended December 31, 2016, except where the failure to obtain such licenses, permits, authorizations, consents and approvals would not reasonably be expected to have a HEP Material Adverse Effect; and (iii) each of the other HEP Parties has been duly formed, is legally existing and in good standing under the laws of the State of Delaware and has all requisite partnership or limited liability company power and authority, and has all governmental licenses, permits, authorizations, consents and approvals necessary, to own, lease, use or operate its respective Properties and carry on its business as now being conducted, except where the failure to obtain such licenses, permits, authorizations, consents and approvals would not reasonably be expected to have an HEP Material Adverse Effect. Each of the HEP Parties is duly registered or qualified as a foreign limited partnership or limited liability company, as applicable, for the transaction of business in each jurisdiction in which the character of the business conducted by it or the nature or location of its respective Properties owned or leased by it makes such registration or qualification necessary, except where the failure to obtain such registration or qualification would not reasonably be expected to have a HEP Material Adverse Effect.
Section 3.02    Capitalization and Valid Issuance of Purchased Units.
(a)    As of the date of this Agreement, the issued and outstanding partnership interests of HEP consist of 101,568,955 Common Units. The General Partner is the sole general partner of HEP, owning of record, and to our knowledge, beneficially, the non-economic general partner interest in HEP; such general partner interest is duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability that may be imposed by federal or state securities laws or as set forth in the Partnership Agreement), security interests, equities, charges or claims. All outstanding Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).
(b)    Other than HEP’s Long-Term Incentive Plan, HEP has no equity compensation plans that contemplate the issuance of Common Units (or securities convertible into or exchangeable for Common Units). No indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which HEP’s unitholders may vote are issued or outstanding. Except as set forth in the first sentence of this Section 3.02(b), as contemplated by this Agreement, or as are contained in the Partnership Agreement, there are no outstanding or authorized  (i) options, warrants, preemptive rights, subscriptions, calls, or other rights, convertible securities, agreements, claims or commitments of any character obligating HEP or any of the HEP Subsidiaries to issue, transfer or sell any partnership interests or other equity interest in, HEP or any of the HEP Subsidiaries or securities convertible into or exchangeable for such partnership interests or equity interests or (ii) obligations of HEP or any of the HEP Subsidiaries to repurchase, redeem or otherwise acquire any partnership interests or equity interests of HEP or any of the HEP Subsidiaries or any such securities or agreements listed in clause (i) of this sentence. Neither the offering or sale of the Purchased Units or the registration of the Purchased Units pursuant to the Registration Rights Agreement, gives rise to any rights for or relating to the registration of any Common Units or other securities of HEP other than those rights granted to the General Partner or any of its Affiliates (as such term is defined in the Partnership Agreement) under the Partnership Agreement.
(c)     (i) Attached as Schedule 3.02 hereto is a true and complete list of each entity in which HEP has a direct or indirect majority equity or voting interest (each, a “HEP Subsidiary” and collectively, the “HEP Subsidiaries”). Except as disclosed in the HEP SEC Documents, all of the issued and outstanding equity interests of each of the HEP Subsidiaries owned by HEP are owned, directly or indirectly, by HEP free and clear of any liens, encumbrances, security interests, equities, charges or claims (except for such restrictions as may exist under applicable Law and except for such liens as may be imposed under HEP’s or the HEP Subsidiaries’ credit facilities filed as exhibits to HEP’s SEC Documents, including the Credit Agreement), and all such ownership interests have been duly authorized, validly issued and are fully paid (to the extent required in the organizational documents of the HEP Subsidiaries, as applicable) and non-assessable (except (x) as nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), Section 6.07 of the Texas Revised Uniform Limited Partnership Act (“TRULPA”), the organizational documents of the HEP Subsidiaries, as applicable and (y) with respect to any general partner interests) and free of preemptive rights, and (ii) except as set forth on Schedule 3.02 or disclosed in the HEP SEC Documents, neither HEP nor any of the HEP Subsidiaries own any shares of capital stock or other securities of, or interest in, any other Person, or are obligated to make any capital contribution to or other investment in any other Person.
(d)    The Purchased Units and the partnership interests represented thereby have been or will be duly authorized by HEP pursuant to the Partnership Agreement prior to the Closing and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all liens, encumbrances, security interests, equities, charges or claims and restrictions on transfer, other than restrictions on transfer under the Partnership Agreement and under applicable state and federal securities Laws and other than such liens, encumbrances, security interests, equities, charges or claims as are created by the Purchasers.
(e)    HEP’s currently outstanding Common Units are listed on The New York Stock Exchange (“NYSE”).
Section 3.03    HEP SEC Documents. HEP has timely filed with the Commission all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act since December 31, 2016 (all such documents filed on or prior to the date of this Agreement, collectively the “HEP SEC Documents”). The HEP SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein (the “HEP Financial Statements”), at the time filed (in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed HEP SEC Document filed prior to the date of this Agreement) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading,  (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (v) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of HEP as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.
Section 3.04    Independent Registered Public Accounting Firm. Ernst & Young LLP, which has certified certain financial statements of HEP and the General Partner is an independent public accounting firm with respect to HEP and the General Partner within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
Section 3.05    No Material Adverse Change. Except as set forth in or contemplated by the HEP SEC Documents, and except as would reasonably be expected not to have a HEP Material Adverse Effect, since September 30, 2017, HEP and each of the HEP Subsidiaries have conducted their business in the ordinary course, consistent with past practice, and there has been no (i) material adverse change other than those occurring as a result of general economic or financial conditions or other developments that are not unique to HEP and the HEP Subsidiaries but also affect other Persons who participate or are engaged in the lines of business of which HEP and the HEP Subsidiaries participate or are engaged, (ii) acquisition or disposition of any material asset by HEP or any of the HEP Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business or as disclosed in the HEP SEC Documents, (iii) material change in HEP’s accounting principles, practices or methods, or (iv) incurrence of material indebtedness.
Section 3.06    Litigation. As of the date hereof, except as set forth in the HEP SEC Documents, there is no Action pending or, to the knowledge of HEP, threatened against HEP or any of the HEP Subsidiaries or any of their respective officers, directors or Properties, which (individually or in the aggregate) would reasonably be expected to have a HEP Material Adverse Effect or which challenges the validity of this Agreement or which would reasonably be expected to adversely affect or restrict HEP’s ability to consummate the transactions contemplated by the Basic Documents.
Section 3.07    No Breach. The execution, delivery and performance by HEP of the Basic Documents and all other agreements and instruments to be executed and delivered by HEP pursuant thereto or in connection with the transactions contemplated by the Basic Documents and compliance by HEP with the terms and provisions thereof, and the issuance and sale by HEP of the Purchased Units do not (i) violate any provision of any Law having applicability to HEP or any of the HEP Subsidiaries or any of their respective Properties, (ii) conflict with or result in a violation of any provision of the Certificate of Limited Partnership of HEP or the Partnership Agreement, or any organizational documents of any of the HEP Subsidiaries, (iii) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (a) any note, bond, mortgage, license, or loan or credit agreement to which HEP or any of the HEP Subsidiaries is a party or by which HEP or any of the HEP Subsidiaries or any of their respective Properties may be bound or (b) any other such agreement, instrument or obligation, or (iv) result in or require the creation or imposition of any lien, charge or encumbrance upon or with respect to any of the Properties now owned or hereafter acquired by HEP or any of the HEP Subsidiaries; except where such conflict, violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 3.07 would not, individually or in the aggregate, reasonably be expected to have a HEP Material Adverse Effect.
Section 3.08    No Default. None of HEP or any of the HEP Subsidiaries are in default in the performance, observance or fulfillment of any provision of, in the case of HEP, the Partnership Agreement or its Certificate of Limited Partnership or, in the case of any HEP Subsidiary, its respective organizational documents.
Section 3.09    Authority. HEP has all necessary partnership power and authority to execute, deliver and perform its obligations under the Basic Documents; and the execution, delivery and performance by HEP of the Basic Documents have been duly authorized by all necessary action on its part; and the Basic Documents constitute the legal, valid and binding obligations of HEP, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity.
Section 3.10    Approvals. Except for the approvals required by the Commission in connection with HEP’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by HEP of any of the Basic Documents to which it is a party, except where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption from, or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a HEP Material Adverse Effect.
Section 3.11    MLP Status. HEP is properly treated as a partnership for United States federal income tax purposes and more than 90% of HEP’s current gross income is qualifying income under 7704(d) of the Internal Revenue Code of 1986, as amended.
Section 3.12    Investment Company Status. HEP is not (i) an “investment company” within the meaning of the Investment Company Act of 1940, as amended or (ii) a “public utility company,” “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” thereof, under the Public Utility Holding Company Act of 1935, as amended.
Section 3.13    Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the sale and issuance of the Purchased Units pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and HEP nor, to the knowledge of HEP, has not taken and will not take any action hereafter that would cause the loss of such exemptions.
Section 3.14    Certain Fees. No fees or commissions will be payable by HEP to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement. HEP agrees that it will indemnify and hold harmless each of the Purchasers from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by HEP or alleged to have been incurred by HEP in connection with the sale of Purchased Units or the consummation of the transactions contemplated by this Agreement.
Section 3.15    Material Agreements. HEP has provided the Purchasers with, or made available to the Purchasers through the HEP SEC Documents, correct and complete copies of all material agreements (as defined in Section 601(b)(10) of Regulation S-K promulgated by the Commission), including any material amendments to or other material modifications of pre-existing material agreements, entered into by HEP since September 30, 2017.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER
Each Purchaser severally and not jointly, represents and warrants to HEP with respect to itself as follows:
Section 4.01    Corporate Existence. Each Purchaser (i) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and (ii) has all requisite power, and has all material governmental licenses, permits, authorizations, consents and approvals necessary to own its assets and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, permits, authorizations, consents and approvals would not have or would not reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.02    No Conflicts. The execution, delivery and performance by such Purchaser of the Basic Documents and all other agreements and instruments to be executed and delivered by such Purchaser pursuant to the Basic Documents or in connection therewith, compliance by such Purchaser with the terms and provisions thereof, and the purchase of the Purchased Units by such Purchaser do not and will not (i) violate any provision of any Law having applicability to such Purchaser or any of its Properties, (ii) conflict with or result in a violation of any provision of the organizational documents of such Purchaser, or (iii) require any consent (other than standard internal consents), approval or notice under or result in a violation or breach of or constitute a default (or give rise to any right of termination, cancellation or acceleration) under (a) any note, bond, mortgage, license, or loan or credit agreement to which such Purchaser is a party or by which such Purchaser or any of its Properties may be bound or (b) any other such agreement, instrument or obligation; except where such conflict, violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 4.02 would not, individually or in the aggregate, reasonably be likely to have a Purchaser Material Adverse Effect.
Section 4.03    Investment. Each Purchaser represents and warrants to, and covenants and agrees with, HEP that the Purchased Units are being acquired for its own account, not as a nominee or agent, and with no intention of distributing the Purchased Units or any part thereof, and that such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States of America or any State, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If such Purchaser should in the future decide to dispose of any of its Purchased Units, such Purchaser understands and agrees (i) that it may do so only (a) in compliance with the Securities Act and applicable state securities law, as then in effect, or (b) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (ii) that stop-transfer instructions to that effect will be in effect with respect to such securities. Notwithstanding the foregoing, a Purchaser may enter into a derivative transaction with respect to its Purchased Units with a third party provided that such transaction is exempt from registration under the Securities Act.
Section 4.04    Nature of Purchaser. Each Purchaser represents and warrants to, and covenants and agrees with, HEP that, (i) it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated by the Commission pursuant to the Securities Act and (ii) by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.
Section 4.05    Receipt of Information; Authorization. Each Purchaser acknowledges and agrees that it has (i) had access to the HEP SEC Documents and (ii) has been provided a reasonable opportunity to ask questions of and receive answers from Representatives of HEP regarding the business and operations of HEP.

Section 4.06    Restricted Securities. Each Purchaser understands that the Purchased Units are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from HEP in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.
Section 4.07    Certain Fees. No fees or commissions will be payable by any of the Purchasers to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement. Each Purchaser agrees that it will indemnify and hold harmless the HEP Parties from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by this Agreement.
Section 4.08    Legend. Each Purchaser understands that the book entry evidencing the Purchased Units will bear the following legend: “These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). These securities may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”

ARTICLE V.
COVENANTS
Section 5.01    Taking of Necessary Action. Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, HEP and each Purchaser shall each use its commercially reasonable efforts to make all filings and obtain all consents of any Governmental Authority that may be necessary or, in the reasonable opinion of the other party, as the case may be, advisable for the consummation of the transactions contemplated by the Basic Documents.
Section 5.02    Other Actions. HEP shall file prior to the Closing Date a supplemental listing application with the NYSE to list the Purchased Units.

ARTICLE VI.
CLOSING CONDITIONS
Section 6.01    Conditions to the Closing.
(a)    Mutual Conditions. The obligation of each Party to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):
(i)    no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;
(ii)    there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement; and
(iii)    the NYSE shall have authorized, upon official notice of issuance, the listing of the Purchased Units.
(b)    Each Purchaser’s Conditions. The respective obligation of each Purchaser to consummate the purchase of its Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):
(i)    HEP shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by HEP on or prior to the Closing;
(ii)    the representations and warranties of HEP contained in this Agreement that are qualified by materiality or HEP Material Adverse Effect shall be true and correct when made and as of the Closing and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing, in each case as though made at and as of the Closing (except that representations made as of a specific date shall be required to be true and correct as of such date only);
(iii)    no notice of delisting from the NYSE shall have been received by HEP with respect to the Common Units;

(iv)    the Common Units shall not have been suspended by the Commission or the NYSE from trading on the NYSE nor shall suspension by the Commission or the NYSE have been threatened in writing by the Commission or the NYSE;
(v)    no HEP Material Adverse Effect shall have occurred and be continuing; and
(vi)    HEP shall have delivered, or caused to be delivered, to the Purchasers at the Closing, HEP’s closing deliveries described in Section 6.02 of this Agreement.
(c)    HEP’s Conditions. The obligation of HEP to consummate the sale of Purchased Units to each of the Purchasers shall be subject to the satisfaction on or prior to the Closing of the following conditions (which may be waived by HEP in writing, in whole or in part, to the extent permitted by applicable Law):
(i)    each Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by such Purchaser on or prior to the Closing Date;
(ii)    the representations and warranties of each Purchaser contained in this Agreement that are qualified by materiality or Purchaser Material Adverse Effect shall be true and correct when made and as of the Closing and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing, in each case as though made at and as of the Closing (except that representations made as of a specific date shall be required to be true and correct as of such date only);
(iii)    no Purchaser Material Adverse Effect shall have occurred and be continuing; and
(iv)    each Purchaser shall have delivered, or caused to be delivered, to HEP at the Closing, such Purchaser’s closing deliveries described in Section 6.03 of this Agreement.
Section 6.02    HEP Deliveries. At the Closing, subject to the terms and conditions of this Agreement, HEP will deliver, or cause to be delivered, to each Purchaser:
(a)    Evidence of the Purchased Units credited to book-entry accounts maintained by the transfer agent of HEP, bearing the legend or restrictive notation set forth in Section 4.08, free and clear of all Liens, other than transfer restrictions under the Partnership Agreement and applicable federal and state securities laws;
(b)    The Officer’s Certificate, dated the Closing Date, substantially in the form attached to this Agreement as Exhibit A;
(c)    A certificate of the Secretary or Assistant Secretary of GP LLC, on behalf of HEP, certifying as to (1) the Partnership Agreement, (2) board resolutions (i) authorizing the execution and delivery of the Basic Documents and (ii) the consummation of the transactions contemplated thereby, including the issuance of the Purchased Units, and (3) the incumbency of the officers authorized to execute the Basic Documents, setting forth the name and title and bearing the signatures of such officers;
(d)    An opinion addressed to the Purchasers from Vinson & Elkins L.L.P., legal counsel to HEP, dated the Closing, in substantially the form of opinion attached to this Agreement as Exhibit B;
(e)    A certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that HEP is in good standing;
(f)    The Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit C, which shall have been duly executed by HEP; and
(g)    A receipt, dated the Closing Date, executed by HEP to the effect that HEP has received the aggregate Purchase Price for the Purchased Units.
Section 6.03    Purchaser Deliveries. At the Closing, subject to the terms and conditions of this Agreement, the Purchasers will deliver, or cause to be delivered, to HEP:
(a)    Payment to HEP of the aggregate Purchase Price by wire transfer(s) of immediately available funds to an account designated by HEP in writing at least two (2) Business Days (or such shorter period as shall be agreeable to all parties hereto) prior to the Closing; and
(b)    The Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit C, which shall have been duly executed by each Purchaser.

ARTICLE VII.
INDEMNIFICATION, COSTS AND EXPENSES
Section 7.01    Indemnification by HEP. HEP agrees to indemnify each Purchaser and its officers, directors, employees and agents (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to (i) any actual or proposed use by HEP of the proceeds of any sale of the Purchased Units or (ii) the breach of any of the representations, warranties or covenants of HEP contained herein, provided such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty, and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential (including lost profits or diminution in value) or punitive damages.
Section 7.02    Indemnification by Purchaser. Each Purchaser agrees to indemnify HEP and its officers, directors, employees and agents (collectively, “HEP Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation, or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein, provided such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties, and provided further, that no HEP Related Party shall be entitled to recover special, consequential (including lost profits or diminution in value) or punitive damages.
Section 7.03    Indemnification Procedure. Promptly after any HEP Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense and employ counsel or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, the Indemnified Party.

ARTICLE VIII.
MISCELLANEOUS
Section 8.01    Interpretation. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever HEP has an obligation under the Basic Documents, the expense of complying with that obligation shall be an expense of HEP unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by a Purchaser, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in the Basic Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect. The Basic Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.
Section 8.02    Survival of Provisions. The representations and warranties set forth in Sections 3.01, 3.02, 3.13, 3.14 and all of Article IV except Section 4.02 shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth in this Agreement shall survive for a period of twelve (12) months following the Closing regardless of any investigation made by or on behalf of HEP or any Purchaser. The covenants made in this Agreement or any other Basic Document shall survive the closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification obligations of HEP and the Purchasers and the provisions of Article VII shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the parties, regardless of any purported general termination of this Agreement.
Section 8.03    No Waiver; Modifications in Writing.
(a)    Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.
(b)    Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by each of the original signatories hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of this Agreement or any other Basic Document, and any consent to any departure by HEP from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on HEP in any case shall entitle HEP to any other or further notice or demand in similar or other circumstances.
Section 8.04    Binding Effect; Assignment.
(a)    Binding Effect. This Agreement shall be binding upon HEP, each Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and permitted assigns.
(b)    Assignment of Purchased Units. All or any portion of a Purchaser’s Purchased Units purchased pursuant to this Agreement may be sold, assigned or pledged by such Purchaser, subject to compliance with applicable securities laws, Section 5.01 of this Agreement and the Registration Rights Agreement.
(c)    Assignment of Rights. All or any portion of the rights but not the obligations of each Purchaser under this Agreement may be transferred to any Affiliate of such Purchaser but may not otherwise be transferred by such Purchaser without the prior written consent of HEP.
Section 8.05    Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, facsimile, electronic mail, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)	If to any Purchaser:
c/o Tortoise Capital Advisors
11550 Ash Street, Suite 300
Leawood, KS 66211
Attention: Stephen Pang
Electronic mail: spang@tortoiseadvisors.com

(b)    If to HEP:

Holly Energy Partners, L.P.
2828 N. Harwood, Suite 1300
Dallas, Texas 75201
Attention: President
Electronic mail: president-HEP@hollyenergy.com

with a copy to:

Holly Energy Partners, L.P.
2828 N. Harwood, Suite 1300
Dallas, Texas 75201
Attention: General Counsel
Electronic mail: general.counsel@hollyenergy.com

Vinson & Elkins L.L.P.
2001 Ross Avenue, Suite 3700
Dallas, Texas 75201
Attention:    Alan J. Bogdanow
Facsimile:    (214) 999-7857
Electronic mail: abogdanow@velaw.com

or to such other address as HEP or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile or electronic mail; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.
Section 8.06    Removal of Legend. In connection with a sale of the Purchased Units by a Purchaser in reliance on Rule 144, such Purchaser or its broker shall deliver to the transfer agent and HEP a customary broker representation letter providing to the transfer agent and HEP any information HEP deems reasonably necessary to determine that the sale of the Purchased Units is made in compliance with Rule 144, including, as may be appropriate, a certification that such Purchaser is not an Affiliate of HEP and regarding the length of time the Purchased Units have been held. Upon receipt of such representation letter, HEP shall promptly direct its transfer agent to remove the notation of a restrictive legend in such Purchaser’s book-entry account maintained by the transfer agent, including the legend referred to in Section 4.08.
Section 8.07    Entire Agreement. This Agreement, the other Basic Documents, the Confidentiality Agreement and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by HEP or a Purchaser set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
Section 8.08    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).
Section 8.09    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
Section 8.10    Termination.
(a)    Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by any Purchaser (with respect to such Purchaser only), upon a breach in any material respect by HEP of any covenant or agreement set forth in this Agreement.
(b)    Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing:
(i)    if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; or
(ii)    if the Closing shall not have occurred by February 28, 2018.
(c)    In the event of the termination of this Agreement as provided in Section 8.10(a), this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any party hereto, except as set forth in Article VII of this Agreement and except with respect to the requirement to comply with the Confidentiality Agreement; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.
TORTOISE ENERGY INFRASTRUCTURE CORP.

By:    TORTOISE CAPITAL ADVISORS, L.L.C.
as its Investment Adviser

By:	/s/ Brian A. Kessens
Name: Brian Kessens

Title:	Managing Director

TORTOISE MLP FUND, INC.

By:    TORTOISE CAPITAL ADVISORS, L.L.C.
as its Investment Adviser

By:	/s/ Brian A. Kessens
Name: Brian Kessens

Title:	Managing Director

TORTOISE ENERGY INDEPENDENCE
FUND, INC.

By:    TORTOISE CAPITAL ADVISORS, L.L.C.
as its Investment Adviser

By:	/s/ Brian A. Kessens
Name: Brian Kessens

Title:	Managing Director

TORTOISE MLP & PIPELINE FUND

By:    TORTOISE CAPITAL ADVISORS, L.L.C.
as its Investment Adviser

By:	/s/ Brian A. Kessens
Name: Brian Kessens

Title:	Managing Director

TORTOISE VIP MLP & PIPELINE PORTFOLIO

By:    TORTOISE CAPITAL ADVISORS, L.L.C.
as its Investment Adviser

By:	/s/ Brian A. Kessens
Name: Brian Kessens

Title:	Managing Director

TORTOISE PIPELINE & ENERGY FUND, INC.

By:    TORTOISE CAPITAL ADVISORS, L.L.C.
as its Investment Adviser

By:	/s/ Brian A. Kessens
Name: Brian Kessens

Title:	Managing Director

TORTOISE POWER AND ENERGY INFRASTRUCTURE FUND, INC.

By:    TORTOISE CAPITAL ADVISORS, L.L.C.
as its Investment Adviser

By:	/s/ Brian A. Kessens
Name: Brian Kessens

Title:	Managing Director

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, LP, its general partner

By:	HOLLY LOGISTIC SERVICES, L.L.C. its general partner
By: /s/ John Harrison
Name:    John Harrison

Title:	Vice President and Treasurer

Schedule A – List of Purchasers and Commitment Amounts

Purchaser	Purchased Units	Commitment Amount
Tortoise Energy Infrastructure Corp.	1,400,151	$ 41,626,489.23
Tortoise MLP Fund, Inc.	839,374	$ 24,954,589.02
Tortoise Power and Energy Infrastructure Fund, Inc.	67,874	$ 2,017,894.02
Tortoise Pipeline & Energy Fund, Inc.	91,977	$ 2,734,476.21
Tortoise Energy Independence Fund, Inc.	85,924	$ 2,554,520.52
Tortoise MLP & Pipeline Fund	1,212,630	$ 36,051,489.90
Tortoise VIP MLP & Pipeline Portfolio	2,070	$ 61,541.10
Total	3,700,000	$ 110,001,000

Schedule 3.02

Subsidiary	Jurisdiction of Organization	Equity Holder and % Held by Each
Cheyenne Logistics LLC	Delaware	Holly Energy Holdings LLC (100%)
El Dorado Logistics LLC	Delaware	Holly Energy Holdings LLC (100%)
El Dorado Operating LLC	Delaware	Holly Energy Holdings LLC (100%)
El Dorado Osage LLC	Delaware	Holly Energy Holdings LLC (100%)
Frontier Aspen, LLC	Delaware	Holly Energy Holdings LLC (100%)
HEP Cheyenne LLC	Delaware	Holly Energy Holdings LLC (100%)
HEP Cheyenne Shortline LLC	Delaware	Holly Energy Holdings LLC (100%)
HEP El Dorado LLC	Delaware	El Dorado Logistics LLC (100%)
HEP Fin‑Tex/Trust‑River, L.P.	Texas	Holly Energy Holdings LLC (99.999% limited partner) HEP Pipeline GP, L.L.C. (0.001% general partner)
HEP Logistics GP, L.L.C.	Delaware	Holly Energy Partners, L.P. (100%)
HEP Mountain Home, L.L.C.	Delaware	Holly Energy Holdings LLC (100%)
HEP Navajo Southern, L.P.	Delaware	Holly Energy Holdings LLC (99.999% limited partner) HEP Pipeline GP, L.L.C. (0.001% general partner)
HEP Pipeline, L.L.C.	Delaware	Holly Energy Holdings LLC (100%)
HEP Pipeline Assets, Limited Partnership	Delaware	Holly Energy Holdings LLC (99.999% limited partner) HEP Pipeline GP, L.L.C. (0.001% general partner)
HEP Pipeline GP, L.L.C.	Delaware	Holly Energy Holdings LLC (100%)
HEP Refining, L.L.C.	Delaware	Holly Energy Holdings LLC (100%)
HEP Refining Assets, L.P.	Delaware	Holly Energy Holdings LLC (99.999% limited partner) HEP Refining GP, L.L.C. (0.001% general partner)
HEP Refining GP, L.L.C.	Delaware	Holly Energy Holdings LLC (100%)
HEP Tulsa LLC	Delaware	Holly Energy Holdings LLC (100%)
HEP UNEV Holdings LLC	Delaware	Holly Energy Partners, L.P. (100% class A units) HollyFrontier Holdings LLC (100% class B units)
HEP UNEV Pipeline LLC	Delaware	HEP UNEV Holdings LLC (100%)
HEP Woods Cross, L.L.C.	Delaware	Holly Energy Holdings LLC (100%)
Holly Energy Holdings LLC	Delaware	Holly Energy Partners, L.P. (100%)
Holly Energy Storage-Lovington LLC	Delaware	HEP Refining, L.L.C. (100%)
Holly Energy Finance Corp.	Delaware	Holly Energy Partners, L.P. (100%)
Holly Energy Partners—Operating, L.P.	Delaware	Holly Energy Partners, L.P. (99.999% limited partner) HEP Logistics GP, L.L.C. (0.001% general partner)
Lovington-Artesia, L.L.C.	Delaware	Holly Energy Holdings LLC (100%)
NWNAL LLC	Delaware	SLC Pipeline LLC (100%)
Roadrunner Pipeline, L.L.C.	Delaware	Holly Energy Holdings LLC (100%)

Subsidiary	Jurisdiction of Organization	Equity Holder and % Held by Each
SLC Pipeline LLC	Delaware	Holly Energy Holdings LLC (100%)
Woods Cross Operating LLC	Delaware	Holly Energy Holdings LLC (100%)

Joint Venture	Jurisdiction of Organization	Equity Holder and % Held by Each
Cheyenne Pipeline LLC	Texas	HEP Cheyenne LLC (50%) Rocky Mountain Pipeline System LLC (50%)
Osage Pipe Line Company, LLC	Delaware	El Dorado Osage LLC (50%) CHS McPherson Refinery Inc. (50%)
UNEV Pipeline, LLC	Delaware	HEP UNEV Pipeline LLC (75%) Sinclair Transportation Company (25%)

Exhibit A
HOLLY ENERGY PARTNERS, L.P.

Officer’s Certificate

Pursuant to Section 6.02(b) of the Common Unit Purchase Agreement, dated as of January 25, 2018 (the “Purchase Agreement”) by and between Holly Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and each of the purchasers listed on Schedule A thereto (each a “Purchaser” and collectively, the “Purchasers”), relating to the issuance and sale by the Partnership to the Purchasers of an aggregate of 3,700,000 common units representing limited partner interests in the Partnership, the undersigned hereby certifies on behalf of the Partnership, as follows:
(A)    The Partnership has performed and complied with the covenants and agreements contained in the Purchase Agreement that are required to be performed and complied with by the Partnership on or prior to the date hereof.
(B)    The representations and warranties of the Partnership contained in the Purchase Agreement that are qualified by materiality or HEP Material Adverse Effect (as defined in the Purchase Agreement) were true and correct as of the date of the Purchase Agreement and as of the date hereof and all other representations and warranties are true and correct in all material respects as of the date of the Purchase Agreement and as of the date hereof, except that representations made as of a specific date are true and correct as of such date only.
(C)    Since the date of the Purchase Agreement, no HEP Material Adverse Effect (as defined in the Purchase Agreement) has occurred and is continuing.
HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, LP, its general partner

By:	HOLLY LOGISTIC SERVICES, L.L.C. its general partner
By:______________________________
Name:    John Harrison

Title:	Vice President and Treasurer

Exhibit B

Capitalized terms used but not defined herein have the meaning assigned to such terms in the Purchase Agreement. HEP shall furnish to the Purchasers at the Closing an opinion of Vinson & Elkins L.L.P., counsel for HEP, addressed to the Purchasers and dated the Closing, stating that:
(i)    Each of the HEP Parties has been duly formed, is validly existing and in good standing under the laws of the state or other jurisdiction of its formation, with all necessary partnership or limited liability company power and authority to own, lease, use or operate its respective Properties and carry on its business as its business is now being conducted in all material respects as described in the HEP SEC Documents. Each of the HEP Parties is duly registered or qualified as a foreign limited partnership or limited liability company for the transaction of business in each jurisdiction set forth in Exhibit A to this opinion.
(ii)    As of the date of the Purchase Agreement, the issued and outstanding limited partner interests of HEP consist of 101,568,955 Common Units).
(iii)     The Purchased Units to be issued and sold by HEP pursuant to the Purchase Agreement, when issued to and paid for by the Purchasers against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued and free of pre-emptive rights arising from the Governing Documents, except as have been waived. Under the DRULPA and the Partnership Agreement, the Purchasers of the Purchased Units will have no obligation to make further payments for their purchase of the Purchased Units or contributions to HEP solely by reason of their ownership of the Purchased Units or their status as limited partners of HEP and no personal liability for the obligations of HEP, solely by reason of being limited partners of HEP.
(iv)    None of the execution, delivery and performance by HEP of the Basic Documents or compliance by HEP with the terms and provisions thereof, or the issuance and sale by HEP of the Purchased Units,  constitute a violation of HEP’s Certificate of Limited Partnership or the Partnership Agreement,  constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), or result in a lien, under any agreement filed as an exhibit to a HEP SEC Document, or  violates or will violate the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law, the laws of the State of Texas, or federal law which breach, violation, lien or default in the case of clauses (ii) or (iii), would reasonably be expected to have a HEP Material Adverse Effect; provided, however, that no opinion is expressed pursuant to this paragraph (iv) with respect to federal or state securities or anti-fraud statutes, rules or regulations.
(v)    The execution, delivery and performance of the Purchase Agreement by HEP has been duly authorized by all necessary limited partnership action of HEP, and has been duly executed and delivered by HEP.

(vi)    The execution, delivery and performance of the Registration Rights Agreement has been duly authorized by all necessary limited partnership action of HEP, has been duly executed and delivered by HEP, and is the legally valid and binding agreement of HEP, enforceable against HEP in accordance with its terms.
(vii)    HEP is not, and immediately after giving effect to the issuance and sale of the Purchased Units in accordance with the Purchase Agreement and the application of the proceeds therefrom, will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(i)    Assuming the accuracy of the representations and warranties of each Purchaser contained in the Purchase Agreement, the issuance and sale of the Purchased Units pursuant to the Purchase Agreement is exempt from registration requirements of the Securities Act of 1933, as amended. We express no opinion, however, as to when or under what circumstances you may reoffer or resell any Purchase Units.
The opinions set forth above are subject in all respects to the following:

i.
The opinions expressed herein are limited to matters arising under the federal laws of the United States of America and, as applicable, the laws of the State of Texas, the laws of the State of New York and the Delaware LP Act, the Delaware LLC Act and the Delaware General Corporation Law.

ii.
We express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

Exhibit C

REGISTRATION RIGHTS AGREEMENT
BY AND AMONG
HOLLY ENERGY PARTNERS, L.P.

AND
THE PURCHASERS NAMED ON SCHEDULE A HERETO

REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of February 6, 2018, by and between HOLLY ENERGY PARTNERS, L.P., a Delaware limited partnership (“HEP”), and each of the Persons set forth on Schedule A to this Agreement (each, a “Purchaser” and collectively, the “Purchasers”).
WHEREAS, this Agreement is made and entered into in connection with the Closing of the issuance and sale of the Purchased Units pursuant to the Common Unit Purchase Agreement, dated as of January 25, 2018, by and between HEP and the Purchasers (the “Common Unit Purchase Agreement”); and
WHEREAS, HEP has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Common Unit Purchase Agreement.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I.
DEFINITIONS
Section 1.01    Definitions.
Capitalized terms used herein without definition shall have the meanings given to them in the Common Unit Purchase Agreement. The terms set forth below are used herein as so defined:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.
“Business Day” means any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in Dallas, Texas are authorized or obligated to be closed
“Commission” means the U.S. Securities and Exchange Commission.
“Common Unit Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.
“Effectiveness Period” has the meaning specified therefor in ARTICLE II(a) of this Agreement.

1

“General Partner” means HEP Logistics Holdings, L.P., a Delaware limited partnership.
“HEP” has the meaning specified therefor in the introductory paragraph of this Agreement.
“Holder” means the record holder of any Registrable Securities.
“Liquidated Damages” has the meaning specified therefor in Section 2.01(b) of this Agreement.
“Liquidated Damages Multiplier” means, with respect to a particular Purchaser, the product of the Common Unit Price times the number of Purchased Units purchased by such Purchaser that may not be disposed of without restriction and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act.
“Losses” has the meaning specified therefor in Section 2.08(a) of this Agreement.
“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager or managers of such Underwritten Offering.
“Person” means an individual or a corporation, limited liability company, partnership, firm, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
“Purchaser” and “Purchasers” have the meanings specified therefor in the introductory paragraph of this Agreement.
“Registrable Securities” means the Common Units to be acquired by the Purchasers pursuant to the Common Unit Purchase Agreement and also includes any type of interest issued to the Holders pursuant to 0.
“Registration Expenses” has the meaning specified therefor in Section 2.07(b) of this Agreement.
“Registration Statement” has the meaning specified therefor in Section 2.07(a) of this Agreement.
“Selling Expenses” has the meaning specified therefor in Section 2.07(b) of this Agreement.
“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.
“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.08(a) of this Agreement.

2

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.
Section 1.02.    Registrable Securities.
Any Registrable Security will cease to be a Registrable Security: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act; (c) when such Registrable Security is held by HEP or one of its subsidiaries or Affiliates; (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.10 hereof or (e) when such Registrable Security becomes eligible for resale without restriction and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act.
ARTICLE II.
REGISTRATION RIGHTS
Section 2.01    Registration.
(a)    Effectiveness Deadline. Following the date hereof, but no later than 60 days following the Closing Date, HEP shall prepare and file a registration statement under the Securities Act to permit the public resale of Registrable Securities then outstanding from time to time as permitted by Rule 415 (or any similar provision then in effect) of the Securities Act with respect to all of the Registrable Securities (the “Registration Statement”). The Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form or forms of the Commission as shall be selected by HEP so long as it permits the continuous offering of the Registrable Securities pursuant to Rule 415 (or any similar provision then in effect) under the Securities Act at then-prevailing market prices. HEP shall use its commercially reasonable efforts to cause the Registration Statement to become effective on or as soon as practicable after filing. Any Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and reasonably requested by, the Holders of any and all Registrable Securities covered by such Registration Statement. HEP shall use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 2.01(a) to be effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Holders until all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). The Registration Statement when effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement or documents incorporated therein by reference, in the light of the circumstances under which a statement is made). As soon as

3

practicable following the date that the Registration Statement becomes effective, but in any event within two (2) Business Days of such date, HEP shall provide the Holders with written notice of the effectiveness of the Registration Statement.
(b)    Failure to Go Effective. If the Registration Statement required by Section 2.01(a) is not declared effective within 90 days of the Closing Date, then each Holder shall be entitled to a payment (with respect to the Purchased Units of each such Holder), as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for the first 30 days following the 90th day, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for each subsequent 30 days, up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day period (the “Liquidated Damages”). The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within ten (10) Business Days after the end of each such 30-day period. Notwithstanding anything to the contrary contained herein, in no event shall the aggregate of all Liquidated Damages payable by HEP hereunder exceed 5.00% of the aggregate price at which HEP offered the Purchased Units for sale pursuant to the Common Unit Purchase Agreement. Any Liquidated Damages shall be paid to each Holder in immediately available funds; provided, however, if HEP certifies that it is unable to pay Liquidated Damages in cash because such payment would result in a breach under a credit facility or other debt instrument, then HEP shall pay such Liquidated Damages using as much cash as is permitted without causing a breach of or default under such credit facility or other debt instrument and may pay the balance of any such Liquidated Damages in kind in the form of the issuance of additional Common Units. Upon any issuance of Common Units as Liquidated Damages, HEP shall promptly (i) prepare and file an amendment to the Registration Statement prior to its effectiveness adding such Common Units to such Registration Statement as additional Registrable Securities and (ii) prepare and file a supplemental listing application with the NYSE (or such other national securities exchange on which the Common Units are then listed and traded) to list such additional Common Units. The determination of the number of Common Units to be issued as Liquidated Damages shall be equal to the amount of Liquidated Damages divided by the volume-weighted average closing price of the Common Units on the NYSE, or any other national securities exchange on which the Common Units are then traded, for the ten (10) trading days immediately preceding the date on which the Liquidated Damages payment is due. The payment of Liquidated Damages to a Holder shall cease at the earlier of (i) the Registration Statement becoming effective or (ii) when such Holder no longer holds Registrable Securities, assuming that each Holder is not an Affiliate of HEP, and any payment of Liquidated Damages shall be prorated for any period of less than 30 days in which the payment of Liquidated Damages ceases. If HEP is unable to cause a Registration Statement to go effective within 90 days after the Closing Date as a result of an acquisition, merger, reorganization, disposition or other similar transaction, then HEP may request a waiver of the Liquidated Damages, and each Holder may individually grant or withhold its consent to such request in its discretion.
(c)    Termination of Purchasers’ Rights. The Purchasers’ rights (and any transferee’s rights pursuant to Section 2.10 of this Agreement) under this Section 2.01 shall terminate upon the termination of the Effectiveness Period.

4

Section 2.02    Delay Rights.
Notwithstanding anything to the contrary contained herein, HEP may, upon written notice to any Selling Holder whose Registrable Securities are included in the Registration Statement or other registration statement contemplated by this Agreement, suspend such Selling Holder’s use of any prospectus which is a part of the Registration Statement or other registration statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Registration Statement or other registration statement contemplated by this Agreement but may settle any previously made sales of Registrable Securities) if, in the General Partner’s good faith determination, such use would: (a) materially interfere with a significant acquisition, reorganization, financing or other similar transaction involving HEP, (b) require premature disclosure of material information that HEP has a bona fide business purpose for preserving as confidential or (c) render HEP unable to comply with applicable securities laws; provided, however, in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Registration Statement or other registration statement for a period that exceeds an aggregate of 60 days in any 180-day period or 105 days in any 365-day period, in each case, exclusive of days covered by any lock-up agreement executed by a Selling Holder in connection with any Underwritten Offering. Upon disclosure of such information or the termination of the condition described above, HEP shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Registration Statement or other registration statement contemplated by this Agreement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.
Section 2.03    Underwritten Offerings.
(a)    General Procedures. In connection with any Underwritten Offering under this Agreement, HEP shall be entitled to select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and HEP shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, HEP to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with HEP or the underwriters other than representations, warranties or agreements regarding such Selling Holder, its authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by Law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to HEP and the Managing Underwriter; provided,

5

however, that such withdrawal must be made up to and including the time of pricing of such Underwritten Offering. HEP’s management may but shall not be required to participate in a roadshow or similar marketing effort in connection with any Underwritten Offering.
(b)    No Demand Rights. Notwithstanding any other provision of this Agreement, no Holder shall be entitled to any “demand” rights or similar rights that would require HEP to effect an Underwritten Offering solely on behalf of the Holders.
Section 2.04    Sale Procedures.
In connection with its obligations under this Article II, HEP will, as expeditiously as possible:
(a)    prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus or prospectus supplement used in connection therewith as may be necessary to keep the Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement;
(b)    if a prospectus or prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Registration Statement and the Managing Underwriter at any time shall notify HEP in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus or prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, HEP shall use its commercially reasonable efforts to include such information in such prospectus or prospectus supplement;
(c)    furnish to each Selling Holder: (i) as far in advance as reasonably practicable before filing the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Registration Statement or such other registration statement and the prospectus or prospectus supplement included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

6

(d)    if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that HEP will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;
(e)    promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of: (i) the filing of the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;
(f)    promptly notify each Selling Holder of: (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus or prospectus supplement contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by HEP of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, HEP agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
(g)    upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

7

(h)    in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for HEP dated the date of the closing under the underwriting agreement and (ii) a “comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified HEP’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by HEP and such other matters as such underwriters and Selling Holders may reasonably request;
(i)    otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
(j)    make available to the appropriate representatives of the Managing Underwriter and Selling Holders such information and HEP personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, that HEP need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with HEP;
(k)    cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by HEP are then listed;
(l)    use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of HEP to enable the Selling Holders to consummate the disposition of such Registrable Securities;
(m)    provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;
(n)    enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities; and

8

(o)    if requested by a Selling Holder, (i) incorporate in a prospectus or prospectus supplement or post-effective amendment to the Registration Statement or any other registration statement contemplated by this Agreement such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and (ii) make all required filings of such prospectus or prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus or prospectus supplement or post-effective amendment.
HEP shall not name a Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act in any registration statement without such Holder’s consent. If the staff of the Commission requires HEP to name any Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act, and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the Registration Statement (or any other registration statement contemplated by this Agreement), HEP shall have no further obligations hereunder with respect to Registrable Securities held by such Holder and such Holder shall have been deemed to have terminated this Agreement with respect to such Holder.
Each Selling Holder, upon receipt of notice from HEP of the happening of any event of the kind described in subsection (f) of this Section 2.04, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus or prospectus supplement contemplated by subsection (f) of this Section 2.04 or until it is advised in writing by HEP that the use of the prospectus or prospectus supplement may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus or prospectus supplement, and, if so directed by HEP, such Selling Holder will, or will request the Managing Underwriter or Underwriters, if any, to deliver to HEP (at HEP’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus or prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.
Section 2.05    Cooperation by Holders.
HEP shall have no obligation to include Registrable Securities of a Holder in the Registration Statement or in an Underwritten Offering pursuant to Section 2.03(a) who has failed to timely furnish such information that HEP determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus or prospectus supplement, as applicable, to comply with the Securities Act.
Section 2.06    Restrictions on Public Sale by Holders of Registrable Securities.
Each Holder of Registrable Securities agrees, if requested by the underwriters of an Underwritten Offering, to enter into a customary letter agreement with such underwriters providing such Holder will not effect any public sale or distribution of Registrable Securities during the 60 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the

9

Commission with respect to the pricing of any Underwritten Offering, provided that: (a) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on HEP or the officers, directors or any other Affiliate of HEP on whom a restriction is imposed and (b) the restrictions set forth in this Section 2.06 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder.
Section 2.07    Expenses.
(a)    Expenses. HEP will pay all reasonable Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.08 hereof, HEP shall not be responsible for professional fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.
(b)    Certain Definitions. “Registration Expenses” means all expenses incident to HEP’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Registration Statement pursuant to Section 2.01(a) or an Underwritten Offering covered under this Agreement, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for HEP, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities.
Section 2.08    Indemnification.
(a)    By HEP. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, HEP will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus or prospectus supplement, in the light of the circumstances under which such statement is made) contained in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, preliminary prospectus supplement, free writing prospectus or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in

10

the case of a prospectus or prospectus supplement, in the light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that HEP will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Registration Statement or such other registration statement contemplated by this Agreement, preliminary prospectus, preliminary prospectus supplement, free writing prospectus, or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.
(b)    By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless HEP, the General Partner, its directors, officers, employees and agents and each Person, if any, who controls HEP within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from HEP to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, preliminary prospectus supplement, free writing prospectus or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.
(c)    Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.08. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that:  (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or  (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests

11

of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.
(d)    Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
(e)    Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.
Section 2.09    Rule 144 Reporting.
With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, HEP agrees to:

12

(a)    use commercially reasonable efforts to make and keep public information regarding HEP available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;
(b)    use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of HEP under the Securities Act and the Exchange Act at all times from and after the date hereof; and
(c)    so long as a Holder owns any Registrable Securities, furnish:  (i) to the extent accurate, forthwith upon request, a written statement of HEP that it has complied with the reporting requirements of Rule 144 under the Securities Act, and (ii) unless otherwise available via EDGAR, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of HEP, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.
Solely for purposes of this Section 2.09, the term “Registrable Securities” shall be read without regard to the limitation set forth in Section 1.02(e).
Section 2.10    Transfer or Assignment of Registration Rights.
The rights to cause HEP to register Registrable Securities granted to the Purchasers by HEP under this Article II may be transferred or assigned by any Purchaser to one or more transferees or assignees of Registrable Securities; provided, however, that: (a) unless the transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of such Purchaser, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $15 million of Registrable Securities (based on the Common Unit Price), (b) HEP is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Purchaser under this Agreement and (d) the transferor or assignor is not relieved of any obligations or liabilities hereunder arising out of events occurring prior to such transfer.

ARTICLE III
MISCELLANEOUS
Section 3.01    Communications.
All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:
(a)    if to Purchasers:

13

c/o Tortoise Capital Advisors
11550 Ash Street, Suite 300
Leawood, KS 66211
Attention: Stephen Pang
Electronic mail: spang@tortoiseadvisors.com

(b)    if to a transferee of Purchasers, to such Holder at the address provided pursuant to Section 2.10 above; and
(c)    if to HEP:
Holly Energy Partners, L.P.
2828 N. Harwood, Suite 1300
Dallas, Texas 75201
Attention: President
Electronic mail: president-HEP@hollyenergy.com

with a copy to:

Holly Energy Partners, L.P.
2828 N. Harwood, Suite 1300
Dallas, Texas 75201
Attention: General Counsel
Electronic mail: general.counsel@hollyenergy.com

Vinson & Elkins L.L.P.
2001 Ross Avenue, Suite 3700
Dallas, Texas 75201
Attention: Alan J. Bogdanow
Facsimile: (214) 999-7857
Electronic mail: abogdanow@velaw.com

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered, when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by courier service or any other means.
Section 3.02    Successor and Assigns.
This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
Section 3.03    Assignment of Rights.

14

All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred or assigned by such Purchaser only in accordance with Section 2.10 hereof.
Section 3.04    Recapitalization, Exchanges, Etc. Affecting the Common Units.
The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of HEP or any successor or assign of HEP (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement.
Section 3.05    Aggregation of Registrable Securities.
All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.
Section 3.06    Specific Performance.
Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.
Section 3.07    Counterparts.
This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
Section 3.08    Governing Law.
THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.
Section 3.09    Severability of Provisions.
Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability

15

without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
Section 3.10    Entire Agreement.
This Agreement, the Common Unit Purchase Agreement and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, representations or undertakings, other than those set forth or referred to herein with respect to the rights granted by HEP set forth herein. This Agreement and the Common Unit Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.
Section 3.11    Amendment.
This Agreement may be amended only by means of a written amendment signed by HEP and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.
Section 3.12    No Presumption.
If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.
Section 3.13    Obligations Limited to Parties to Agreement.
Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted transferees and assignees) and HEP shall have any obligation hereunder and that, notwithstanding that the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason

16

of such obligation or its creation, except in each case for any transferee or assignee of a Purchaser hereunder.
Section 3.14    Independent Nature of Purchasers’ Obligations. The obligations of each Purchaser (and their permitted transferees and assignees) under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
Section 3.15    Headings; Interpretation.
The article and section headings contained used to this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.”
[Signature pages to follow]

17

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, LP, its general partner

By:	HOLLY LOGISTIC SERVICES, L.L.C. its general partner
By:    ___________________________
Name:    John Harrison

Title:	Vice President and Treasurer

PURCHASERS:

TORTOISE ENERGY INFRASTRUCTURE CORP.

By:	____________________________________

Name:	____________________________________

Title:	____________________________________

TORTOISE MLP FUND, INC.

By:	____________________________________

Name:	____________________________________

Title:	____________________________________

TORTOISE ENERGY INDEPENDENCE FUND, INC.

By:	____________________________________

Name:	____________________________________

Title:	____________________________________

TORTOISE MLP & PIPELINE FUND

By:	____________________________________

Name:	____________________________________

Title:	____________________________________

TORTOISE VIP MLP & PIPELINE PORTFOLIO

By:	____________________________________

Name:	____________________________________

Title:	____________________________________

TORTOISE PIPELINE & ENERGY FUND, INC.

By:	____________________________________

Name:	____________________________________

Title:	____________________________________

TORTOISE POWER AND ENERGY INFRASTRUCTURE FUND, INC.

By:	____________________________________

Name:	____________________________________

Title:	____________________________________

Schedule A – Purchaser Name; Notice and Contact Information

Purchaser Name	Tax I.D. Number
Tortoise Energy Infrastructure Corp.
Tortoise MLP Fund, Inc.
Tortoise Energy Independence Fund, Inc.
Tortoise MLP & Pipeline Fund
Tortoise VIP MLP & Pipeline Portfolio
Tortoise Pipeline & Energy Fund, Inc.
Tortoise Power and Energy Infrastructure Fund, Inc.